UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2021

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)
220 Alhambra Circle
Coral Gables, Florida 33134
(Address of principal executive offices)

(305) 460-8728
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	NASDAQ
Class B Common Stock	AMTBB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 21, 2021 the Board of Directors (the “Board”) of Amerant Bancorp Inc. (the “Company”) amended the Company’s bylaws effective July 22, 2021 (the “Bylaws”) as follows:

• Replaced the word Chairman with the word Chairperson throughout the Bylaws;

• Revised Section 2.09(a) to include the Chief Executive Officer as one of the Officers that may provide or may direct that Written Notice of Shareholders Meeting be given to the shareholders of the Company;

• Updated Section 4.01 to provide that the Board may appoint one or more Presidents instead of shall appoint one or more Presidents;

• Modified Section 4.09 to allow the Chief Executive Officer to determine, in addition to the Board, any other titles that the Chief Financial Officer of the Company may have; and

• Updated Section 4.10 to provide for the appointment of Senior Executive Vice Presidents to be appointed by or at the direction of the Board.

The description above of the amendments to the Company’s bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the bylaws as amended, set forth in Exhibit 3.3 to this Form 8-K and incorporated in this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
3.3	Amended and Restated Bylaws, as amended, of Amerant Bancorp Inc., effective July 22, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2021	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: SVP, Securities Counsel and Assistant Corporate Secretary